Exhibit 10.11(b)

                              TEMECULA VALLEY BANK
         1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN (EMPLOYEES)

                     INCENTIVE STOCK OPTION PLAN AGREEMENT

         This Option Agreement is made and entered into by and between TEMECULA VALLEY BANK ("Bank") and __________________ ("Optionee"), as of the ____ day of _________, ________ (which date is hereinafter referred to as the "Date of Grant").(1)

                                    RECITALS

         A. The Board of Directors of Bank has adopted the Temecula Valley Bank 1996 Incentive and Nonqualified Stock Option Plan Agreement (the "Plan") to advance the interests of Bank and its shareholders by providing officers and other employees who have substantial responsibility for the direction and management of Bank with an entrepreneurial incentive to (a) provide high levels of performance, (b) undertake extraordinary efforts to increase the earnings of Bank, (c) increase their proprietary interest in Bank, and (d) remain in the employ of Bank.

         B. The Stock Option Committee established to administer the Plan (the "Committee") has approved the granting of options to Optionee pursuant to the Plan to provide an incentive to Optionee to focus on the long-term growth of Bank.

                  In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Optionee agree as follows:

                  1.1.1 Grant of Option. Bank hereby grants to Optionee the right and option ("Option") to purchase an aggregate of _____ shares (such number being subject to adjustment as provided in paragraph 10 hereof and
Section 10 of the Plan) of the Common Stock of Bank ("Stock") on the terms and conditions herein set forth. This Option may be exercised in whole or in part and from time to time as hereinafter provided. The Option granted under this Agreement is intended to be an "incentive stock option" as set forth in Section 422 of the Internal Revenue Code of 1986 ("Code"), as amended.

                  1.1.2 Vesting of Option. The Option shall vest and become exercisable in accordance with the schedule below:

On ___________(generally 12 months after Grant and _______________(generally 24 months after Grant, ______ shares (generally 1/3 of the Grant on each date) subject to the Option shall become vested and exercisable. On ___________)generally 36 months after the Grant), ____ shares (generally 1/3 of the Grant) subject to the Option shall be vested and exercisable, at which time 100% of the Stock subject to the Option shall be vested and exercisable.

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(1)      If Optionee is presently or subsequently becomes employed by a subsidiary of Bank, the term "Bank" shall be deemed to refer collectively to Temecula Valley Bank and the subsidiary or subsidiaries that employs Optionee.
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Notwithstanding the foregoing and the provisions of Section 1.1.8.3 below, in the event the Option vesting accelerates pursuant to a separate agreement with Bank, then, to the extent and subject to the conditions provided in any such agreement, the Option vesting shall accelerate pursuant to the provisions of such other agreement(s).

                  1.1.3 Purchase Price. The price at which Optionee shall be entitled to purchase the Stock covered by the Option shall be $10.00 per share, which price is 100% of the Fair Market Value (as defined in the Plan) of the Stock on the Date of Grant.

                  1.1.4 Term of Option. The Option granted under this Agreement shall expire, unless otherwise exercised, ten (10) years from the Date of Grant, through and including the normal close of business of Bank on _______________ ("Expiration Date"), subject to earlier termination as provided in paragraph 8 hereof.

                  1.1.5 Exercise of Option. The Option may be exercised by Optionee as to all or any part of the Stock then vested by delivery to Bank of written notice of exercise and payment of the purchase price as provided in paragraphs 6 and 7 hereof.

                  1.1.6 Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by timely delivery to Bank of written notice, which notice shall be effective on the date received by Bank. The notice shall state Optionee's election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 hereof), the exact name or names in which the shares will be registered and the Social Security number of Optionee. Such notice shall be signed by Optionee and shall be accompanied by payment of the purchase price of such shares. In the event the Option shall be exercised by a person or persons other than Optionee pursuant to paragraph 8 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to Bank of the legal right of such person or persons to exercise the Option. All shares delivered by Bank upon exercise of the Option shall be fully paid and nonassessable upon delivery.

                  1.1.7 Method of Payment for Options. Payment for shares purchased upon the exercise of the Option shall be made by Optionee in cash or such other method permitted by the Committee and communicated to Optionee in writing prior to the date Optionee exercises all or any portion of the Option.


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                  1.1.8    Termination of Employment.

                           1.1.8.1  General.  In the event that Optionee
terminates employment for any other reason than for Cause (as such term is defined in the Plan) or voluntary resignation of any agreement to remain in the employ of Bank, then Optionee may at any time within ninety (90) days after the effective date of termination of employment exercise the Option to the extent that Optionee was entitled to exercise the Option at the date of termination, provided that in no event shall the Option be exercisable after the Expiration Date. If Optionee terminates employment for Cause or voluntary resignation of any agreement to remain in the employ of Bank, the Option wholly and completely terminates. In no event shall the Option, or any part thereof, be exercisable after the Expiration Date.

                           1.1.8.2  Death or Disability of Optionee.  In
the event of the death or "permanent and total disability" (as that term is defined in the Plan; "Disability") of Optionee within a period during which the Option, or any part thereof, could have been exercised by Optionee, including ninety (90) days after termination of employment other than for Cause or voluntary resignation of any agreement to remain in the employ of Bank ("Option Period"), the Option shall lapse unless it is exercised within the Option Period and in no event later than twelve (12) months after the date of Optionee's death or Disability by Optionee or Optionee's legal representative or representatives in the case of a Disability or, in the case of death, by the person or persons entitled to do so under Optionee's last will and testament or if Optionee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution. An Option may be exercised following the death or Disability of Optionee only if the Option was exercisable by Optionee immediately prior to his death or Disability. In no event shall the Option be exercisable after the Expiration Date. The Committee shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this paragraph 8 to exercise the Option.

                           1.1.8.3  Change in Control of Bank.  Upon the
dissolution or liquidation of Bank, or upon a merger, consolidation or other reorganization whereupon Bank is not the surviving corporation, all outstanding Options granted hereunder shall for a 30 day period immediately prior to such dissolution, liquidation, merger, consolidation or reorganization become exercisable in full, unless in the event of a merger, consolidation or other reorganization, the relative agreements with respect thereto provide for the assumption of such Option, in which case the surviving corporation shall honor such Options in full.

                  1.1.9 Nontransferability. The Option granted by this Option Agreement shall be exercisable only during the term of the Option provided in paragraph 4 hereof and, except as provided in paragraph 8 above, only by Optionee during his or her lifetime and while an Optionee of Bank. This Option shall not be transferable by Optionee or any other person claiming through Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or such other events as set forth in Section 8 of the Plan.


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                  1.1.10 Adjustments in Number of Shares and Option Price. In
the event that additional shares of Stock are issued pursuant to a stock split, stock dividend or other recapitalization resulting in combinations or exchanges of shares or otherwise, the number of shares of Stock then covered by this Option shall be increased proportionately with no increase in the total Option price of the Stock then so covered but with a corresponding adjustment in the price for each share subject to this Option. In the event that the shares of Stock of the Bank from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Stock then covered by this Option shall be reduced proportionately with no reduction in the total Option price of the Stock then so covered but with a corresponding adjustment in the price for each share subject to this Option.

                  1.1.11 Delivery of Shares. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by Bank; and (iv) if required by the Committee, Optionee has delivered to the Committee an Investment Letter, as defined below, in form and content satisfactory to Bank as provided in paragraph 12 hereof.

                  1.1.12 Securities Act. Bank shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for Bank, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Committee may require that Optionee, prior to the issuance of any such shares pursuant to exercise of the Option, sign and deliver to Bank a written statement ("Investment Letter") stating (i) that Optionee is purchasing the shares for investment and not with a view to the sale or distribution thereof, (ii) that Optionee will not sell any shares received upon exercise of the Option or any other shares of Bank that Optionee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of Bank; and (iii) containing such other terms and conditions as counsel for Bank may reasonably require to assure compliance with the Securities Act of 1933 or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Committee in its sole discretion.

                  1.1.13 Federal and State Taxes. Upon exercise of the Option, or any part thereof, Optionee may incur certain liabilities for federal, state or local taxes and Bank may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by Bank of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the exercise of the Option, Optionee shall pay all federal, state and local tax withholding requirements to Bank.

                  1.1.14 Definitions; Copy of Plan. To the extent not specifically provided herein, all capitalized terms used in this Option Agreement shall have the same meanings ascribed to them in the Plan. By the execution of this Agreement, Optionee acknowledges receipt of a copy of the Plan.


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                           ---------------
                           Initials of ___

                  1.1.15 Administration. This Option Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved by it by the Plan and decisions of the majority of the Committee with respect thereto and to this Option Agreement shall be final and binding upon Optionee and Bank. In the event of any conflict between the terms and conditions of this Option Agreement and the Plan, the provisions of the Plan shall control.

                  1.1.16 Continuation of Employment. This Option Agreement shall not be construed to confer upon Optionee any right to continue in the employ of Bank and shall not limit the right of Bank, in its sole discretion, to terminate the employment of Optionee at any time.

                  1.1.17 Obligation to Exercise. Optionee shall have no obligation to exercise all or any portion of the Option granted by this Agreement.

                  1.1.18 Governing Law. This Option Agreement shall be interpreted and administered under the laws of the State of California.

                  1.1.19 Amendments. This Option Agreement may be amended only by a written agreement executed by Bank and Optionee. Bank and Optionee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to Bank or Optionee. In any such event, Bank and Optionee agree that this Option Agreement may be amended as necessary to secure for Bank and Optionee any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of Bank and Optionee, which consent (of either party) may be withheld for any reason.

                  1.1.20 Tax Information and Notice of Disqualifying Disposition. This Option is intended to be eligible for treatment as an Incentive Stock Option under Section 422 of the Code. Whether this Option will receive such tax treatment will depend, in part, on the actions by Optionee after exercise of this Option. For example, if Optionee disposes of any of the Stock acquired under this Option within two years after the Date of Grant or within one year of the date of exercise of this Option, Optionee may lose the benefits of Code Section 422. Accordingly, Bank makes no representations by way of the Plan, this Agreement, or otherwise, with respect to the actual tax consequences of the grant or exercise of this Option or the subsequent disposition of the Stock acquired under this Option.


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                  If Optionee sells or makes a disposition (within the meaning of Section 422 of the Code) of any of the Stock acquired under this Option prior to the later of (i) one year from the date of exercise of such Stock, or (ii) two years from the Date of Grant, Optionee agrees to give written notice to Bank of such disposition. The notice shall include Optionee's name, the number, exercise price and exercise date of the shares of Stock disposed of, and the date of disposition.

                  IN WITNESS WHEREOF, Bank has caused this Option Agreement to be duly executed by a duly authorized director or officer and Optionee has hereunto set his or her hand as of the date first written above.

                                TEMECULA VALLEY BANK


                                         By:
                                         --------------------------------



                                         OPTIONEE

                                         --------------------------------



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